Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

August 2, 2023

Vicarious Surgical Inc.

78 Fourth Avenue

Waltham, Massachusetts 02451

Ladies and Gentlemen:

We have acted as legal counsel to Vicarious Surgical Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated August 2, 2023 (the “Prospectus Supplement”) to a prospectus dated October 27, 2022 (the “Prospectus”), filed pursuant to a Registration Statement (File No. 333-267785) on Form S-3 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of up to an aggregate of 51,750,000 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), which includes 6,750,000 shares of Common Stock that may be sold pursuant to the exercise of an option to purchase additional shares, to Morgan Stanley & Co. LLC and Cowen and Company, LLC, as representatives of the underwriters (the “Underwriters”), pursuant to an Underwriting Agreement dated August 2, 2023 between the Company and the Underwriters (the “Underwriting Agreement”). The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, the Registration Statement and the exhibits thereto, the Prospectus and Prospectus Supplement, the Underwriting Agreement and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Boston      Los Angeles      New York      San Diego      San Francisco      toronto       Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ

August 2, 2023

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.